UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2006

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On August 17, 2006, the Board of Directors (the “Board”) of Avanex Corporation (the “Company”) adopted and approved changes to its non-employee director compensation. Beginning in fiscal year 2007, non-employee directors will be eligible to receive the following cash amounts paid in advance each quarter:

•	$5,000 per quarter for service on the Board.

•	$3,000 per quarter for service as Chair of the Audit Committee.

•	$1,500 per quarter for other members of the Audit Committee.

•	$2,000 per quarter for service as Chair of the Compensation or Governance Committee.

•	$1,000 per quarter for other members of the Compensation or Governance Committee.

Each non-employee director will also be eligible to receive the following per meeting fees (paid in restricted stock, in arrears, following each quarter), beginning in fiscal year 2007:

•	$1,500 for in-person attendance at a Board meeting.

•	$1,000 for in-person attendance at a Committee meeting (including ad hoc committees).

•	$500 for telephonic attendance at either a Board or Committee meeting (including ad hoc committees).

The shares of restricted stock will be granted once per fiscal quarter at the same time each quarter, and the fair market value and aggregate number of restricted shares is determined on the day of such grant in accordance with the Company’s 1998 Stock Plan. Non-employee directors who attended meetings of the Board or Committees during the quarter but who are no longer directors on the date that such restricted stock is granted will not be eligible to receive such grants.

Each non-employee director will also be eligible to receive the following stock option and restricted stock unit grants, beginning in fiscal year 2007:

•	An automatic initial option to purchase 80,000 shares of the Company’s Common Stock, to be granted upon election and acceptance to the Board, which option vests and becomes exercisable in four equal annual installments upon the anniversary of such grant (provided, however, that the Company’s stockholders approve a proposal to amend the Company’s 1999 Director Plan at the Company’s 2006 annual meeting of stockholders).

•	An automatic annual option to purchase 20,000 shares of the Company’s Common Stock, to be granted on the date of each annual stockholders meeting, which option vests 100% upon the one-year anniversary of such grant.

•	An automatic annual grant of 10,000 restricted stock units (“RSUs”), to be granted on the date of each annual stockholders meeting, which RSUs vest 100% upon the one-year anniversary of such grant (provided, however, that the Company’s stockholders approve a proposal to amend the Company’s 1999 Director Plan at the Company’s 2006 annual meeting of stockholders).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 17, 2006, Section 3.2 of the Bylaws of the Company was amended to decrease the authorized number of directors from six to five members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ CAL HOAGLAND
Cal Hoagland Senior Vice President and Chief Financial Officer

Date: August 23, 2006

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